SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 6, 2004 (February 5, 2004)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas  75063

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:

(972) 830-1800

Item 5.                                                           Other Events.

On February 5, 2004, the Registrant announced that it had recently signed a $25 million, three year revolving line of credit with Wells Fargo Foothill, part of Wells Fargo & Company (NYSE: WFC).  The proceeds from the line of credit will be used for general working capital purposes and financing the Company’s growth strategy.

Additionally, the Company made an announcement regarding a soon expected information statement to be circulated to its stockholders that in connection with the investment in the Company on November 5, 2003, by Deustche Bank AG-London and Essar Global Limited, holders of a majority of the outstanding shares of the Company’s voting stock approved, by written consent, (1) an amendment to the Company’s certificate of incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 200,000,000 to 800,000,000, and (2) an amendment to the Series F Preferred Stock Certificate of Designation to, among other things, increase the number of shares of Common Stock into which each share of Series F Preferred may be converted.  These amendments will take effect after the circulation by the Company of an information statement to its stockholders, in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c-2 promulgated thereunder.  The Company announced that it anticipates shortly filing a preliminary copy of this information statement with the Securities and Exchange Commission and circulating the definitive information statement to its stockholders as soon as practicable after applicable waiting periods.

The Registrant issued a press release announcing this event on February 5, 2004, a copy of which is attached as Exhibit 99.1.

Item 7.                                                           Financial Statements and Exhibits.

(c)                                Exhibits

99.1                           Press release dated February 5, 2004 announcing the new Wells Fargo Foothill revolving line of credit and a soon expected information statement to be circulated to its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2004	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/	Herman Schwarz
Herman Schwarz
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated February 5, 2004 announcing the new Wells Fargo Foothill revolving line of credit and a soon expected information statement to be circulated to its stockholders.